EXHIBIT 99.2

Global Geophysical Services Announces 1st Quarter Earnings Call

HOUSTON, May 7, 2010 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) announced today that it plans to publicly release financial results for its quarter ended March 31, 2010, the Company's first quarter of fiscal 2010, before the market opens on Tuesday, May 11, 2010.

An investor conference call to review the first quarter results will be held on Tuesday, May 11, 2010, at 11:00 a.m. Eastern Time.

Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:

Confirmation Code: 6226340

Title: Global Geophysical Services Q1 Earnings

Domestic Participants:  Toll free 1-888-233-8008 (conf code: 6226340)

International Participants: Toll +1 913-312-1226 (conf code: 6226340)

The call will also be archived for on-demand replay for 30 days.

Replay Telephone Numbers:

Toll: +1 719-457-0820

Toll free: 1- 888-203-1112

Passcode: 6226340

About Global Geophysical Services, Inc.

Global Geophysical Services (NYSE:GGS) is a leading worldwide provider of "reservoir grade" (RG3D®) seismic data acquisition services, data processing, interpretation services and multi-client seismic data library products to an international client base. Headquartered in Houston, Texas, GGS was built from the ground up by a team of the most experienced leaders in the seismic industry. Global Geophysical Services combines innovative design techniques and environmental responsibility with advanced application of modern and emerging technologies to facilitate the success of its clients. To learn more about Global Geophysical, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

CONTACT:  Global Geophysical Services, Inc.
          Mathew Verghese, Chief Financial Officer
          713-808-1750
          Fax: (713) 972-1008
          ir@globalgeophysical.com
          www.globalgeophysical.com